Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

WASHINGTON, D.C. – February 24, 2021 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2020.

Highlights for the Quarter Ended December 31, 2020:

•	Net income of $2.6 million, or $0.03 per share on a fully diluted basis
•	FFO of $29.7 million, or $0.32 per share on a fully diluted basis
•	FFO, as Adjusted of $27.4 million, or $0.30 per share on a fully diluted basis
•	CAD of $21.2 million
•	Acquired a 97,718-square foot Department of Veterans Affairs (VA) Consolidated Mail Outpatient Pharmacy in North Charleston, South Carolina (“VA - Charleston”)
•	Acquired a 27,596-square foot Health Resources and Services Administration (HRSA) facility in Baton Rouge, Louisiana (“HRSA - Baton Rouge”)
•	Acquired a 149,110-square foot U.S. Department of the Interior (DOI) Regional Office and warehouse facility in Billings, Montana (“DOI - Billings”)
•	Acquired a 73,397-square foot U.S. District Courthouse in Jackson, Tennessee (“JUD - Jackson”)
•	Disposed of a 32,560-square foot former Drug Enforcement Administration (DEA) facility in San Diego, California (“DEA - Otay”)
•

Issued 848,641 shares of the Company's common stock through the Company's $300.0 million ATM Program (the “December 2019 ATM Program”) at a net weighted average price of $21.96 per share, raising net proceeds to the Company of approximately $18.6 million. 80,223 of these shares were issued in settlement of certain forward sales transactions entered into in prior quarters

•

Expects to receive, as of the date of this release, net proceeds of approximately $105.4 million from the sale of 4,106,521 shares of the Company’s common stock that have not yet been settled under its $200.0 million ATM Program (the “March 2019 ATM Program”) and December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average initial forward sales price of $25.66 per share

Highlights for the Year Ended December 31, 2020:

•	Net income of $13.5 million, or $0.15 per share on a fully diluted basis, a growth of 50% year-over-year
•	FFO of $111.3 million, or $1.26 per share on a fully diluted basis
•	FFO, as Adjusted of $106.1 million, or $1.20 per share on a fully diluted basis
•	CAD of $89.4 million

•	Completed the acquisition of nine properties for an aggregate purchase price of approximately $251.4 million.
•	Completed the strategic disposition of a former DEA facility in San Diego, California
•	Successfully renewed 220,842-square feet of the Company’s portfolio for 15- and 20-year terms
•	Completed the re-development and commenced a new 20-year lease at the Company’s U.S. Food and Drug Administration (FDA) laboratory in Lenexa, Kansas (“FDA - Lenexa”)
•

Issued 6,996,824 shares of the Company’s common stock through the Company’s March 2019 and December 2019 ATM Programs at a net weighted average price of $22.93 per share, raising net proceeds to the Company of approximately $160.4 million. During the year ended December 31, 2020, the Company also entered into forward sales transactions under its March 2019 and December 2019 ATM Programs for the sale of an additional 4,106,521 shares of its common stock that have not yet been settled. Assuming the forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $25.66 per share, the Company expects to receive net proceeds of approximately $105.4 million.

“In a year that saw a contraction of three and a half percent in real GDP and where many real estate sectors faced challenged fundamentals, Easterly was able to deliver five percent growth year-over-year in FFO per share on a fully diluted basis,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “The Company remains committed to growth through its ever-increasing sustainable cash flows derived from the full faith and credit of the U.S. Government.”

Portfolio Operations

As of December 31, 2020, the Company wholly owned 79 operating properties in the United States encompassing approximately 7.3 million leased square feet, including 77 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the General Services Administration (GSA) is expected to commence for the beneficial use of the FDA. As of December 31, 2020, the portfolio had a weighted average age of 13.3 years, based upon the date the property was built or renovated-to-suit and had a weighted average remaining lease term of 8.2 years.

2020 Acquisitions, Dispositions and Development Activities

In 2020, the Company acquired nine properties totaling 859,319-square feet for an aggregate contractual purchase price of approximately $251.4 million. In addition, the Company completed the strategic disposition of one former DEA facility in San Diego, California. Further, the Company completed one re-development project in Lenexa, Kansas, which is now an operating property in the Company’s portfolio.

On January 7, 2020, the Company acquired a 101,285-square foot Defense Health Agency (DHA) mission critical facility in Aurora, Colorado (“DHA - Aurora”). DHA - Aurora, a build-to-suit property specifically constructed for the DHA, was originally built in 1998 and underwent a sizeable renovation in 2018 upon the execution of a new 15-year lease. The facility is 100% leased to the GSA for the beneficial use of the DHA with a lease expiration of April 2034. This facility houses a portion of the DHA’s health insurance program, referred to as TRICARE. The TRICARE Program is responsible for providing insurance to approximately 9.5 million beneficiaries through private medical providers or the DHA’s own network of 51 military hospitals, 424 military medical clinics and 248 dental facilities located worldwide.

On March 26, 2020, the Company acquired a 203,269-square foot Federal Bureau of Investigation (FBI) and DEA Federal Justice Center in El Paso, Texas (“FBI / DEA - El Paso”). FBI / DEA - El Paso is a three-building compound constructed in stages between the years of 1998 and 2005 and is 100% leased for the beneficial use of the FBI and DEA under three leases that all expire in July 2028. FBI / DEA - El Paso serves as one of the 56 Field Offices for the FBI as well as one of the DEA’s 23 Domestic Division Offices, both with a strategic location near the U.S / Mexico border. An FBI Field Office and a DEA Division Office are both considered the highest field level within their respective organizations. In partnership together since 1998, the two organizations are co-located in this space to combat the ongoing issues with illicit drugs coming into the country from across the border.

On April 3, 2020, the Company acquired a 79,212-square foot VA Outpatient Clinic in Mobile, Alabama (“VA - Mobile"). VA - Mobile, part of the Gulf Coast Veterans Health Care System, is a build-to-suit outpatient clinic that was completed in 2018. This modern facility sits on a roughly 13-acre campus and is subject to an initial 15-year non-cancelable lease term that expires in December 2033. The facility provides a wide range of medical and ancillary services, including primary care, mental health services and laboratory services. This facility replaced the prior VA clinic in Mobile, Alabama to help address the needs of the approximately 54,000 veterans in the surrounding region.

On April 30, 2020, the Company acquired a 51,647-square foot VA Outpatient Clinic in Chico, California (“VA - Chico"). VA - Chico is a brand-new, build-to-suit facility that was completed in mid-2019. The state-of-the-art facility is designed to achieve a LEED healthcare Silver certification and is leased to the VA for an initial, non-cancelable lease term of 15 years that expires in June 2034. The facility provides a wide range of medical and ancillary services, including primary care, audiology, laboratory services, mental health, nutrition, otolaryngology (ENT), a pharmacy, social work and women’s health. The facility is located adjacent to the Chico VA Readjustment Counseling Service Center.

On September 18, 2020, the Company acquired a 76,112-square foot FBI Field Office in Mobile, Alabama (“FBI - Mobile"). FBI - Mobile is a three-story office building and single-story vehicle maintenance facility located on a roughly four-acre site that houses the FBI’s Mobile field office, which oversees federal operations across 36 counties through five satellite offices in Auburn, Dothan, Monroeville, Montgomery and Selma. This build-to-suit property was completed in 2001 and is 100% leased to the GSA for the beneficial use of the FBI until December 2029.

On September 25, 2020, the Company commenced a new 20-year lease with the GSA for the beneficial use of the FDA at the Company’s completed re-development project in Lenexa, Kansas. The 59,690-square foot re-development serves as a relocation of the former Kansas City District Laboratory and features a number of upgraded capabilities for the FDA to effectively conduct its mission. The approximately $67 million re-development project achieved substantial completion and lease commencement a quarter earlier than anticipated.

On November 3, 2020, the Company acquired a 97,718-square foot VA Consolidated Mail Outpatient Pharmacy (CMOP) in North Charleston, South Carolina. VA - Charleston, a recently delivered single story warehouse, is one of seven regional CMOPs for the VA that are strategically located throughout the country. Services offered at this highly automated Class A Green Globe certified facility include the filling, packaging, and distribution of prescription medicine for veterans residing within this CMOP’s regional territory. Notably, VA - Charleston is only one of two CMOPs nationwide that has been authorized to handle the distribution of controlled substances. The VA has demonstrated its long-term commitment to this location through the execution of a brand new, non-cancelable 20-year lease that does not expire until the end of September 2040 and heavy investment in this facility including a number of service-enhancing capital improvements.

On December 1, 2020, the Company acquired a 27,569-square foot HRSA Clinical Center in Baton Rouge, Louisiana. HRSA - Baton Rouge is a 100% occupied single tenant medical building and is the only facility in the nation devoted to the diagnosis, treatment, and research of Hansen’s Disease (also known as leprosy). Renovated to suit in 2020, HRSA - Baton Rouge is a first-generation, single tenant U.S. Government leased facility with a new 20-year lease that does not expire until July 2040.

On December 23, 2020, the Company acquired a 149,110-square foot DOI regional office and warehouse facility in Billings, Montana. DOI - Billings is a 100% leased regional facility that houses several of DOI’s key bureaus, including the Rocky Mountain Regional Office for the Bureau of Indian Affairs (BIA), one of only twelve regional offices for the BIA nationally, the Bureau of Reclamation, which serves as the headquarters for the Missouri Basin and Arkansas-Rio Grande-Texas Gulf Region, and the Bureau of Trust Funds Administration. Built-to-suit for the DOI in 2013, DOI - Billings is a first-generation, single tenant U.S. Government leased facility under a 20-year non-cancelable lease that does not expire until the end of April 2033. The Class A facility was developed according to the specific requirements of both the underlying tenant agency and strict federal standards. In addition, the office facility has achieved a LEED Gold certification with a current ENERGY STAR score of 91 out of 100.

On December 24, 2020, the Company acquired a 73,397-square foot United States District Courthouse in Jackson, Tennessee. JUD - Jackson serves as one of two court divisions within the Western District of Tennessee. JUD - Jackson and the Western Divisional Office located in Memphis, Tennessee, together account for jurisdiction over federal cases arising in 22 counties located in the western part of the state. This build-to-suit courthouse was constructed in 1998 and is comprised of four courtrooms housing four federal judges. The four-story facility sits on 1.27 acres and includes secure surface and below-grade parking, as well as additional parking at a second parking lot one block west of the building. The facility is enhanced with a number of security features and is 100% leased to the GSA for the beneficial use of the Judiciary under a lease that expires in August 2023.

Balance Sheet and Capital Markets Activity

As of December 31, 2020, the Company had total indebtedness of $983.4 million comprised of $79.3 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $204.2 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At December 31, 2020, Easterly’s outstanding debt had a weighted average maturity of 6.6 years and a weighted average interest rate of 3.6%. As of December 31, 2020, Easterly’s Net Debt to total enterprise value was 31.8% and its Net Debt to annualized quarterly EBITDA and Adjusted Net Debt to annualized quarterly pro forma EBITDA ratios were 6.3x and 6.0x, respectively.

During the quarter ended December 31, 2020, the Company issued 848,641 shares of the Company's common stock through its December 2019 ATM Program at a net weighted average price of $21.96 per share, raising net proceeds to the Company of approximately $18.6 million. 80,223 of these shares were issued in settlement of certain forward sales transactions entered into in prior quarters.

Dividend

On February 18, 2021, the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2020 in the amount of $0.26 per common share. The dividend will be payable March 17, 2021 to shareholders of record on March 5, 2021.

Subsequent Events

Subsequent to quarter end, the Company entered into forward sales transactions under its December 2019 ATM Program for the sale of an additional 359,289 shares of the Company’s common stock, at a net weighted average initial forward sales price of $22.59 per share, that have not yet been settled.

The Company currently has forward sales transactions under its March 2019 and December 2019 ATM Programs for the sale of a total of 4,106,521 shares of its common stock that have not yet been settled.  Assuming these forward sales transactions are physically settled in full utilizing a net weighted average initial forward sales price of $25.66 per share, the Company expects to receive net proceeds of approximately $105.4 million.

Guidance

Outlook for the 12 Months Ending December 31, 2021

The Company is maintaining its guidance for 2021 FFO per share on a fully diluted basis in a range of $1.28 - $1.30.

	Low	High
Net income (loss) per share – fully diluted basis	$0.28	0.30
Plus: real estate depreciation and amortization	$1.00	1.00
FFO per share – fully diluted basis	$1.28	1.30

This guidance assumes $200 million of acquisitions and $25 million of gross development-related investment during 2021.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company’s operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 20 of the Company’s Q4 2020 Supplemental Information Package for further information. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern time on February 24, 2021 to review the fourth quarter and year end 2020 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through March 10, 2021 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13715203. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2020, to be filed with the Securities and Exchange Commission on or about February 24, 2021 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2020	December 31, 2019
Assets
Real estate properties, net	$2,208,661	$1,988,726
Cash and cash equivalents	8,465	12,012
Restricted cash	6,204	3,537
Deposits on acquisitions	1,300	1,800
Rents receivable	30,280	27,788
Accounts receivable	14,959	15,820
Deferred financing, net	1,039	1,749
Intangible assets, net	163,387	168,625
Interest rate swaps	-	541
Prepaid expenses and other assets	23,245	13,991
Total assets	$2,457,540	$2,234,589

Liabilities
Revolving credit facility	79,250	-
Term loan facilities, net	248,966	248,602
Notes payable, net	447,171	446,927
Mortgage notes payable, net	202,871	206,312
Intangible liabilities, net	25,406	24,578
Deferred revenue	92,576	54,659
Interest rate swaps	12,781	5,837
Accounts payable, accrued expenses, and other liabilities	48,549	47,833
Total liabilities	1,157,570	1,034,748

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
82,106,256 and 74,832,292 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively.	821	748
Additional paid-in capital	1,424,787	1,257,319
Retained earnings	31,965	20,004
Cumulative dividends	(291,652)	(210,760)
Accumulated other comprehensive loss	(11,351)	(4,690)
Total stockholders' equity	1,154,570	1,062,621
Non-controlling interest in Operating Partnership	145,400	137,220
Total equity	1,299,970	1,199,841
Total liabilities and equity	$2,457,540	$2,234,589

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues
Rental income	$62,155	$56,161	$238,131	$208,544
Tenant reimbursements	2,228	3,602	4,497	10,210
Other income	820	1,014	2,450	2,968
Total revenues	65,203	60,777	245,078	221,722

Expenses
Property operating	13,944	13,974	48,430	48,279
Real estate taxes	7,143	6,415	27,125	23,643
Depreciation and amortization	23,071	23,722	93,803	92,439
Acquisition costs	414	297	2,087	1,738
Corporate general and administrative	5,065	5,902	20,630	20,184
Total expenses	49,637	50,310	192,075	186,283

Other income (expense)
Interest expense, net	(8,945)	(8,856)	(35,480)	(33,460)
Gain (loss) on the sale of operating property	(3,995)	-	(3,995)	6,245
Net income	2,626	1,611	13,528	8,224

Non-controlling interest in Operating Partnership	(292)	(179)	(1,567)	(1,017)
Net income available to Easterly Government
Properties, Inc.	$2,334	$1,432	$11,961	$7,207

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.03	$0.02	$0.15	$0.10
Diluted	$0.03	$0.02	$0.15	$0.10

Weighted-average common shares outstanding:
Basic	81,420,230	73,990,247	78,219,491	68,769,526
Diluted	82,017,358	74,523,217	78,791,453	69,208,966

Net income, per share - fully diluted basis	$0.03	$0.02	$0.15	$0.10

Weighted average common shares outstanding -
fully diluted basis	91,865,087	83,696,279	88,567,929	78,566,181

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$2,626	$1,611	$13,528	$8,224
Depreciation and amortization	23,071	23,722	93,803	92,439
Interest expense	8,945	8,856	35,480	33,460
Tax expense	155	264	460	690
(Gain) loss on the sale of operating property	3,995	-	3,995	(6,245)
EBITDA	$38,792	$34,453	$147,266	$128,568

Pro forma adjustments(1)	1,390
Pro forma EBITDA	$40,182

Net income	$2,626	$1,611	$13,528	$8,224
Depreciation and amortization	23,071	23,722	93,803	92,439
(Gain) loss on the sale of operating property	3,995	-	3,995	(6,245)
FFO	$29,692	$25,333	$111,326	$94,418
Adjustments to FFO:
Acquisition costs	414	297	2,087	1,738
Straight-line rent and other non-cash adjustments	(1,326)	(600)	(3,432)	(2,276)
Amortization of above-/below-market leases	(1,395)	(1,559)	(5,894)	(6,320)
Amortization of deferred revenue	(1,390)	(697)	(3,528)	(1,007)
Non-cash interest expense	363	358	1,441	1,333
Non-cash compensation	1,037	2,764	4,093	4,909
FFO, as Adjusted	$27,395	$25,896	$106,093	$92,795

FFO, per share - fully diluted basis	$0.32	$0.30	$1.26	$1.20
FFO, as Adjusted, per share - fully diluted basis	$0.30	$0.31	$1.20	$1.18

FFO, as Adjusted	$27,395	$25,896	$106,093	$92,795
Acquisition costs	(414)	(297)	(2,087)	(1,738)
Principal amortization	(929)	(861)	(3,564)	(3,391)
Maintenance capital expenditures	(2,967)	(1,367)	(7,851)	(4,421)
Contractual tenant improvements	(1,880)	(965)	(3,188)	(1,906)
Cash Available for Distribution (CAD)	$21,205	$22,406	$89,403	$81,339

Weighted average common shares outstanding -
fully diluted basis	91,865,087	83,696,279	88,567,929	78,566,181

1 Pro forma assuming a full quarter of operations from the four properties acquired and one property disposed of in the fourth quarter of 2020.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

December 31, 2020
Total Debt(1)	$983,442
Less: cash and cash equivalents	(8,465)
Net Debt	$974,977
Less: adjustment for development projects(2)	(11,188)
Adjusted Net Debt	$963,789

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 6.